SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


               Pursuant to section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 31, 1995


                          GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


        Delaware                       0-17581                   22-2358635
 (State or other juris-        (Commission File Number)         (IRS Employer
diction of incorporation)                                    Identification No.)


   20 Craig Road, Montvale, New Jersey                              07645
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code    201-930-9305



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                        Exhibit Index located on Page 5


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Item 5.  Other Events

     On July 31, 1995, at the Registrant's Annual Meeting of Shareholders, approval was obtained for the increase in the total number of authorized shares of capital stock of the Registrant to 103,000,000, consisting of 99,000,000 shares of common stock having a par value of $.01 per share and 4,000,000 shares of preferred stock having a par value of $.01 per share.

     In an unrelated matter, on August 3, 1995, the Registrant and RDC-Rafael Development Corp. entered into a letter of intent whereby RDC agreed to sell its interest in PowerSpectrum Technology, Ltd.("PST"), the joint venture which holds the exclusive worldwide rights to commercial application of FHMA(TM) technology, to the Registrant. Upon consummation of the transaction, the Registrant will own shares representing approximately 95% of PST.

     Under the terms of the letter of intent, RDC will exchange its interest in PST for 1.8 million shares of common stock of the Registrant, which will be restricted for resale for a two year period from the consummation of the transaction. In addition, RDC has agreed to purchase an additional 338,028 shares of common stock of the Registrant for an aggregate purchase price of $3 million. RDC has also been granted an option to repurchase up to a 10% interest in PST in the event of certain transactions involving PST.

     Separately On August 21, 1995, the Registrant consummated the sale of its Communications Products segment, consisting of its 99% interest in Bogen Corporation and its 67% interest in Speech Design GmbH, to European Gateway Acquisition Corp. ("EGAC"). As consideration for such interests, the Registrant received an approximate 64% interest in EGAC, $7 million in cash and convertible promissory notes in the aggregate principal amount of $3 million.

     Pursuant to the terms of the transaction, during the period from October 15, 1997 through April 15, 1998 (i) EGAC may be obligated to make an additional payment of as much as $11 million to the Registrant, in cash or shares of EGAC common stock, and (ii) the Company may be obligated to make a payment of as much as $2.5 million (or, at its option, a ten-year loan in the principal amount of as much as $5 million bearing interest at the rate of 4% per annum) to EGAC in the event that certain earnings goals are achieved (or fail to be achieved) during the two-year period following the consummation of the transaction.



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

Item 7. Financial Statements and Exhibits

        (c)  Exhibits

             Press release, dated August 14, 1995, of the Registrant in connection with the exchange of interest in PowerSpectrum Technology, Ltd. held by RDC-Rafael Development Corp. for 1.8 million shares of common stock of the Registrant.

             Press release, dated August 24, 1995, of the Registrant in connection with the completion of the sale of its Communications Products segment, consisting of its 99% interest in Bogen Corporation and its 67% interest in Speech Design Gmbh, to European Gateway Acquisition Corp. ("EGAC") in exchange for a 64% interest in EGAC, $7 million in cash and convertible promissory notes in the aggregate principal amount of $3 million.




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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                         GEOTEK COMMUNICATIONS, INC.
                                         (Registrant)



                                         /s/  Yoram Bibring
                                         ---------------------------------
                                         Name: Yoram Bibring
                                         Title: Executive Vice President



Date: August 24, 1995














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


                                 EXHIBIT INDEX


Exhibit                                                            Sequentially
Number                                                             Numbered Page
-------                                                            -------------

99.1           Press release, dated August 14, 1995, of the
               Registrant in connection with the exchange of interest in PowerSpectrum Technology, Ltd. held by RDC-Rafael Development Corp. for 1.8 million shares of common stock of the Registrant.

99.2 Press release, dated August 24, 1995, of the Registrant in connection with the completion of the sale of its Communications Products segment, consisting of its 99% interest in Bogen Corporation and its 67% interest in Speech Design Gmbh, to European Gateway Acquisition Corp. ("EGAC") in exchange for a 64% interest in EGAC, $7 million in cash and convertible promissory notes in the aggregate principal amount of $3 million.








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